EXHIBIT 10.42

NORTH CAROLINA
                           WAREHOUSE LEASE
MECKLENBURG COUNTY

     THIS WAREHOUSE LEASE (the "Lease") is made and entered into effective as of July 12, 1996, by and between THE SHELTON
COMPANIES, a North Carolina General Partnership, (referred to as
"LANDLORD"), and JONES APPAREL GROUP, INC., a Pennsylvania
Corporation, (referred to as "TENANT").

     In consideration of the mutual and reciprocal covenants, terms, provisions, conditions and agreements hereinafter set forth, LANDLORD and TENANT agree as follows:


     1. PREMISES. LANDLORD hereby leases to TENANT and TENANT hereby hires from LANDLORD, on the terms and conditions hereinafter provided, that real property outlined in bold on the plot plan attached hereto as Exhibit "A" (the "Premises"), said real property being more particularly described as Forsyth County, North Carolina Tax Block 4967E, Lot 005 (the "Property"), together with the improvements located thereon (the "Building").

     2. TERM. The initial term of this Lease shall begin on September 15, 1996, and shall end at midnight on September 14, 2001, unless terminated sooner in accordance with the provisions
hereof.   As used in this Lease, the word "Term" shall mean the
initial term of this Lease as specified in this paragraph and any extension or renewal thereof as provided under this Lease.

     3. BASE RENTAL. TENANT shall pay to LANDLORD during the Term a monthly base rental of Fifty-Six Thousand One Hundred Fifteen Dollars & No/00 ($56,115.00), which shall be due and payable in advance on the first day of each month during the Term. Rental for any partial month shall be payable in advance and shall be prorated on a daily basis.

     4. TAXES. As additional rental, TENANT shall pay all ad valorem taxes and assessments which shall be due by reason of the Premises (Property and Building) . TENANT shall pay said ad valorem taxes for each calendar year of the Term; however, said ad valorem taxes shall be prorated for the first partial calendar year of the Term and upon vacancy by TENANT at the expiration of the Term.
Said ad valorem taxes shall be due and payable by TENANT to LANDLORD on or before December 15th of each year. TENANT shall pay ad valorem taxes and assessments on TENANT'S personal property, fixtures, equipment and inventory located at the Premises.

     5. REPAIRS AND ALTERATIONS. With the exception of the roof, steel structure and panels, masonry walls, and foundation, and floor subject to the definition of floor repairs as hereinafter defined, for which LANDLORD (except for damages caused by TENANT or its employees, agents, or invitees, which shall be TENANT'S responsibility) accepts responsibility, any and all improvements, interior and exterior, including grounds, landscaping, sidewalks and paved parking area, shall be kept in good and substantial order and repair by TENANT at its sole cost and expense, and TENANT shall comply with all laws, ordinances, orders and regulations of every kind and nature. TENANT shall have the right and privilege to make, at its own expense, reasonable alterations to the Premises provided that no alterations or changes of a structural nature shall be made without the prior written consent of LANDLORD, which consent shall not be unreasonably withheld. Upon termination of this Lease, TENANT shall remove, at its own cost and expense, all alterations made by it and restore the Building and Premises to its condition as of the commencement of the term of this Lease, ordinary wear and tear excepted, unless LANDLORD shall agree in writing to allow such alterations, or a designated portion thereof, to remain.

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     Definition of Floor Repairs: The LANDLORD represents that the
6" reinforced concrete floor is built on soil with a compaction of 3,000 lbs psf. In the event of a floor failure, the LANDLORD will have a qualified engineer conduct tests to determine if there is a sub-grade failure and a concrete thickness of at least 5 inches. The floor repairs shall be the responsibility of the LANDLORD if
either of these two conditions do not exist.   All other floor
damages and repairs shall be the responsibility of the TENANT.

     6. LANDLORD'S RIGHT TO ENTER TO MAKE REPAIRS. Upon not less than five (5) days written notice (except for emergency repairs) LANDLORD and its agents or other representatives shall have the right to enter into and upon the Premises and Property or any part thereof at all reasonable hours, for the purpose of examining the same, and in case of the neglect or default of TENANT in making repairs or alterations to the same for which the TENANT is responsible by the terms hereof, LANDLORD may make such after reasonable notice to TENANT, except that no notice shall be required in case of emergencies (defined herein as any item that would cause additional damage to the Premises or injury to people or property) during the Term, and all the costs and expenses consequent thereof with interest thereon shall be repaid by TENANT to LANDLORD.

     7. NO DEDUCTIONS AGAINST RENT. It is the intention of the parties that subject to conditions and exceptions stated in this Lease, LANDLORD shall receive rents and additional rents and all sum or sums which shall or may become payable hereunder by TENANT under any contingency, free from all taxes, fees, charges, expenses, damages and deductions of every kind or sort whatsoever, except as otherwise specifically provided herein, and that TENANT shall and hereby expressly agrees to pay as additional rent all such taxes, fees, charges and expenses and such other sums which would have been payable by LANDLORD and chargeable against the Premises or the rental paid hereunder. TENANT, however, shall not be under any obligation to pay any principal or interest in any mortgage or deed of trust which may be a lien against the Property or to pay any income or similar tax of LANDLORD.

     8. UTILITIES. LANDLORD covenants and agrees that the Premises shall be adequately serviced with electric, telephone, water, and sewer sufficient to meet TENANT'S requirements as of the commencement of the Term. TENANT shall pay all charges for utility services furnished to the Premises during the Term and such utility services shall be provided in the name of TENANT and billed directly to TENANT by the utility company providing such services.

     9. USE OF PREMISES. TENANT shall use the Premises solely as a warehouse distribution and storage facility, and TENANT covenants that neither the Premises nor any part thereof shall be used for any unlawful purpose or for any purpose which shall be deemed extra-hazardous by fire insurance companies or used or occupied in any manner which shall result in the cancellation of any policy of insurance on the Building or the Premises, unless TENANT shall replace at no additional expense to LANDLORD the policies so to be canceled by another policy in the same amount and in a company or companies of equally good standing. TENANT shall not use the Premises for the manufacture, storage, disposal or handling of any hazardous substances, as the same may be defined by any statute, rule or regulation adopted by any governmental authority having jurisdiction over such matters, and TENANT shall indemnify and hold harmless LANDLORD from and against any and all claims, damages and liabilities, including remediation costs and expenses associated therewith, incurred by LANDLORD arising from or relating to TENANT'S violation of the terms hereof.

     10. INDEMNIFICATION OF LANDLORD. TENANT shall hold LANDLORD harmless against any and all claims, damages arising after the commencement of the Term, or any renewal thereof and any orders, decrees or judgements which may be entered therein, brought for

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damages or alleged damages resulting from any injury to person(s)
or property or from loss of life sustained in or about the said Premises and the improvements thereon by any person or persons whatsoever, except for damages which are not covered by liability insurance policies required to be carried by TENANT hereunder and which also result from the negligence of LANDLORD, its agents or employees.

     11. CONDEMNATION. (a) If at any time during the Term hereof, the whole of the Premises shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain, then, in such event, when possession of the Premises shall have been taken thereunder by the condemning authority, the Term and all rights of TENANT hereunder shall immediately cease and terminate, and the rent shall be apportioned and paid to the time of such termination.

          (b) If only part of the Premises shall be so taken or condemned, the entire award shall belong to LANDLORD without any deduction therefrom for any estate or interest of TENANT, and TENANT hereby assigns to LANDLORD any and all such award with any and all rights, estate and interest of TENANT now existing or hereafter arising in and to the same or any part thereof; provided, however, if the part of the Premises so taken or condemned shall, in the sole and absolute judgement of TENANT, reduce the Premises to such extent as to prevent TENANT from continuing the substantial operation and conduct of its business on the Premises, then TENANT shall have the right, at its election, to cancel and terminate this Lease. If the Lease is not so terminated, rent shall be abated in proportion to the portion of the Premises so taken.

     12. PROPERTY INSURANCE. (a) During the Term hereof and for the benefit of LANDLORD, the Building and all improvements and equipment on, in or appurtenant to the Premises shall be insured against loss or damage by fire and all standard extended coverage for the full, fair and insurable replacement value thereof. LANDLORD shall purchase and keep in force such insurance policy or policies. LANDLORD retains the sole right to adjust and settle all claims in regards to this property insurance coverage.

          (b) TENANT shall bear all risk of loss or damage to its property, equipment, and supplies located at or in the Premises and shall be responsible to insure the same at its own cost and expense.

     13. PUBLIC LIABILITY INSURANCE. (a) During the Term hereof TENANT shall provide and keep in force in such form as LANDLORD shall direct, public liability insurance protecting LANDLORD against any and all liability in the amounts of not less than $1,000,000.00 in respect to any one accident or disaster and in the amount of not less than $500,000.00 in respect to injuries to any one person. LANDLORD (and its mortgagee) shall be named as an insured in such policy or policies and TENANT shall provide LANDLORD an original certificate of insurance confirming such coverage. Any such policy shall require advance notice to LANDLORD (and its mortgagee) of at least thirty (30) days prior to cancellation.

          (b) All premiums and charges for all of said insurance policies shall be paid by TENANT as additional rent and if TENANT shall fail to make any such payment when due or fail to provide or keep in force any such policy that TENANT is required or has agreed to provide, LANDLORD may make, but shall not be obligated to make, such payment or carry such policy, and the amount paid by LANDLORD, with interest thereon, shall be repaid to the LANDLORD by TENANT on demand, and all such amounts so repayable together with such interest, shall be considered as additional rent payable hereunder.

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     14.   REPAIR OR RECONSTRUCTION DUE TO FIRE. LANDLORD agrees
that if the Premises are damaged or destroyed by fire or the elements at any time during the Term and if, and to the extent that, insurance proceeds payable with respect to such damage are paid to LANDLORD, LANDLORD will at its own expense commence to repair or reconstruct the same within thirty (30) days and complete same within ninety (90) days after commencement; provided, rental shall be abated as to any part of the Premises which in the sole and absolute judgement of TENANT, is rendered unfit for occupancy for the period such unfitness continues. If, however, within the last year of the original Term or any renewal term of this Lease said damage or destruction shall be in excess of twenty-five percent (25%) of the total replacement value of the Premises, then at the option of LANDLORD, on not less than ninety (90) days notice to TENANT this Lease may be terminated and the obligation of TENANT under this Lease shall thereupon cease and terminate as of the date of such termination. LANDLORD shall be entitled to the proceeds of all insurance policies providing coverage with respect to the Premises for fire or other extended coverage perils.

     15. RELEASE. LANDLORD hereby releases TENANT to the extent of LANDLORD'S insurance coverage, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in LANDLORD'S insurance policies, even if such fire or other casualty should be brought about by the negligence of TENANT, its agents or employees. TENANT hereby releases LANDLORD to the extent of TENANT'S insurance coverage, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in TENANT's insurance policies, even if such fire or other casualty should be brought about by the negligence of LANDLORD, its agents or employees.

     16. SURRENDER OF PREMISES. TENANT shall, on or before the last day of the Term, peaceably and quietly leave, surrender and yield up unto LANDLORD all and singular the improvements and appurtenances on the Premises in good order, condition and state of repair, reasonable wear and tear excepted, together with all alterations, additions, improvements, and fixtures put in at the expense of TENANT, which LANDLORD has agreed in writing to allow to remain. The LANDLORD will make a video tape of the Premises prior the commencement date of this Lease and this video tape shall be used to show the condition of the Premises at the commencement of the Lease.

     17. DEFAULT DEFINED. Each of the following shall be deemed a default by TENANT and a breach of this Lease: (a) failure to pay the rental herein reserved, or any part thereof (including additional rental), for a period of fifteen (15) days after the date payment thereof is due; (b) failure to do, observe, keep and perform any of the terms, covenants, conditions and provisions of this Lease contained on the part of TENANT to be done, observed, kept and performed, including to pay additional rent or any other charge or expense required to be paid by TENANT hereunder, for a period of fifteen (15) days after written notice; provided, if the failure complained of is a failure other -than one which may be cured by the payment of money, no default on the part of TENANT in the performance of work required to be performed or acts to be done or conditions to be met shall be deemed to exist if, within the aforesaid fifteen (15) day period, steps shall have been in good faith commenced by TENANT to rectify the same and shall be prosecuted to completion with diligence and continuity; and (c) the abandonment of the Premises by TENANT, the adjudication of TENANT as bankrupt, the making by TENANT of a general assignment for the benefit of creditors, the taking by TENANT of the benefit of any insolvency act or law, or the appointment of a permanent receiver or trustee in bankruptcy for TENANT'S property.

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     18.   LANDLORD'S REMEDIES. Should TENANT be in payment or
other material default hereunder, LANDLORD, if it shall so elect may, upon not less than ten (10) days prior written notice (1) terminate the Term of this Lease, or (2) re-enter the Premises with or without process of law and expel or remove TENANT or any other occupying the Premises, thereby terminating TENANT'S right to possession without terminating the Term of this Lease. Upon such termination of the Term hereof, TENANT shall promptly surrender possession of the Premises. If LANDLORD shall elect to terminate TENANT'S right to possession only, without terminating the Term of this Lease, LANDLORD may (i) re-enter the Premises and remove TENANT, without releasing TENANT from its obligations hereunder,
(ii) refurbish, redecorate, alter, repair or otherwise prepare the Premises for lease to others, and (iii) attempt to relet the Premises, and if the amount of rental collected by LANDLORD upon such reletting is not sufficient to pay monthly the full amount of the rental herein reserved (plus charges and expenses payable by TENANT) over the remainder of the Term, together with all costs of repossession and reletting (including leasing commissions) , TENANT shall pay to LANDLORD the amount of each monthly deficiency upon demand; and if the rent so collected from such reletting is more than sufficient to pay the full amount of rent and other TENANT obligations reserved hereunder, together with the aforementioned costs, LANDLORD shall be entitled to the surplus.

     19. SUBORDINATION. TENANT agrees that LANDLORD may, from time to time, encumber LANDLORD'S interest in the Property with a mortgage or deed of trust, and, in connection with the execution of such mortgage or deed of trust, LANDLORD may, at its option, make this Lease subordinate in lien, priority and claim to the lien or liens or such mortgage or deed of trust. This provision is intended to be self-operative and no further act or agreement by TENANT shall be necessary to establish the subordination of this Lease to any such mortgage or deed of trust; however, TENANT covenants and agrees that TENANT will, from time to time, at the request of LANDLORD, execute an agreement in such form as may be required by LANDLORD or by the mortgagee under any such mortgage or deed of trust to effect such subordination. If TENANT fails or refuses to execute such agreement on demand, LANDLORD may, as the attorney-in-fact and agent of TENANT, execute such agreement and in such event, TENANT hereby confirms and ratifies any such agreement executed by LANDLORD on behalf of TENANT. LANDLORD, however, will arrange with the holder of any such present or future mortgage or deed of trust for an agreement that if by foreclosure such holder, or any successor in interest, shall become the owner of the Property, it will not disturb the possession, use or enjoyment of the Premises by TENANT, provided TENANT is not in payment or other material default hereunder.

     20. SUBLEASE AND ASSIGNMENT RESTRICTED. Except in the normal course of its business, TENANT shall not have the right to assign this Lease, nor sublet the Premises, in whole or in part, without first obtaining the written consent of LANDLORD. LANDLORD covenants and agrees that it will not unreasonably or arbitrarily withhold said consent. TENANT shall always remain primarily responsible for the performance of this Lease.

     21. LIMITED LIABILITY. The liability of LANDLORD hereunder shall be limited solely to the interest of LANDLORD in the Property; and neither LANDLORD nor any general Partner of LANDLORD shall be personally liable with respect to any claim arising out of or related to this Lease, and a deficit capital account of a partner of LANDLORD shall not be deemed an asset or property of LANDLORD.

     22. NON-WAIVER PROVISION. No waiver of any condition or covenant contained in this Lease, or of any rule or regulation which is a part hereof, shall be implied as a result of LANDLORD'S or TENANT'S failure to enforce such condition, covenant, rule or regulation or failure to take advantage of any of its rights on

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account of the same; and no express waiver shall effect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No reference in this Lease to any specific right or remedy shall preclude LANDLORD or TENANT from exercising any other right or having any other remedy or from maintaining any other action to which it may otherwise be entitled at law or in equity.

     23. INTEREST AND EXPENSE OF ENFORCEMENT. After a default by TENANT under this Lease, any amounts due or becoming due LANDLORD shall accrue interest at the rate of ten (10%) percent per annum until paid. TENANT agrees to pay to LANDLORD reasonable attorney's fees if the obligations of TENANT evidenced by this Lease need to be referred to an attorney for enforcement after a breach of this
Lease.    Should LANDLORD incur any expenses in successfully
enforcing any provision of this Lease, TENANT shall pay to LANDLORD all expenses so incurred, including reasonable attorney's fees.

     24. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notices or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by registered mail and addressed as follows:

          TO LANDLORD:          THE SHELTON COMPANIES
                                3600 One First Union Center
                                301 South College Street
                                Charlotte, NC 28202
                                Attn: Ballard G. Norwood

          TO TENANT:            Jones Apparel Group, Inc.
                                250 Rittenhouse Circle
                                Bristol, PA 19007
                                Attn: Controller

     Such addresses may be changed from time to time by either party serving notices as above provided.

     25. SHORT FORM. At the request of either party, the parties hereto agree to execute a short form of Lease for purposes of recording and of setting in writing the date of delivery and the commencement of the Lease Term. The cost of preparing and recording such short form of Lease shall be borne by the party requesting the same.

     26. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of North Carolina. If any provision of this Lease shall be held as invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provisions a valid and enforceable provision as similar as possible to the affected provision. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed. Notwithstanding any termination of this Lease, any provisions hereof which would require observance and performance by LANDLORD or TENANT subsequent to the termination hereof shall continue in force and effect.

     27. ENTIRE AGREEMENT. This document constitutes the entire agreement between LANDLORD and TENANT relating to the Premises, and may be altered or revoked only by a document in writing signed by both parties. The terms, covenants and conditions in this Lease shall extend to and be binding upon the heirs, representatives, executors, administrators, successors and assigns of the respective parties hereto; however, the foregoing shall not be construed as granting TENANT the right to assign this Lease or sublet the Premises, except as provided under the terms of this Lease.

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     28.   RULES AND REGULATIONS. Rules and regulations for use of
the Premises, Building and Property and for parking are stated in the Declaration of The Northridge Business Park Association and, compliance with such rules and regulations including the payment of Common Area Expenses to the Association shall be required as a condition of this Lease. LANDLORD shall not establish any unreasonable rules or regulations which alter the terms and conditions of this Lease or impose any additional costs or expenses upon TENANT.

     29. ADJACENT EXPANSION LAND. The LANDLORD will withhold the land attached hereto as Exhibit "B" from the market for one (1) year from the commencement of the Term. Beginning September 15, 1997 and continuing during the term of the Lease, TENANT shall have the first right of refusal for this proposed expansion. If the LANDLORD has reason to proceed with the expansion it will notify TENANT of its plans in writing and TENANT shall have thirty (30) days from date of notice to advise LANDLORD in writing if or if not it has an interest in exercising its first right of refusal to lease and occupy the expansion space. If TENANT does not exercise its right of refusal, and LANDLORD proceeds with expansion which adjoins the existing building LANDLORD will not allow a use with an odor or chemicals that could effect TENANTS product, and TENANT may not unreasonably withhold its approval of LANDLORD'S construction of a building that adjoins the existing building. LANDLORD will provide a four (4) hour fire wall between the existing building and the expansion building. LANDLORD shall not perform any work for the expansion which will diminish the adequacy of access to the Lease Premises or permit any work, which will impair TENANTS use of the Premises.

     30. RENEWAL. (a) LANDLORD agrees that if TENANT shall not be in default in performing any of its obligations under this Lease, TENANT shall have and is hereby granted the option to extend the Term of this Lease for three (3) separate and successive three (3) year Terms. This option shall be automatically extended unless TENANT notifies LANDLORD in writing no later than ninety (90) days prior to the end of the then current term that it does not intend to exercise it's option. If TENANT exercises an option as hereinabove set forth, the base rent which TENANT shall pay during the extended Term shall be determined as follows: The annual rental for the 232,200 square foot building shall be $719,820.00 for the first renewal term, $766,260.00 for the second renewal term and $812,700.00 for the third renewal term, each payable in equal monthly installments.

          (b) All of the terms of this Lease shall apply to an extended Term, except that rental as provided above, and TENANT shall have no rights to extend the Term of the Lease except as provided in subparagraph (a) above.

     31. POSSESSION. LANDLORD will take possession from its existing tenant on August 1, 1996, at which time removal of racks by LANDLORD will begin. It is estimated that removal of the racks will take four (4) weeks. LANDLORD agrees to coordinate its work with TENANT'S work, so that TENANT may have partial occupancy for the purpose of beginning building renovations in areas of the Premises where the existing racks have been removed.

     32. CONDITION OF BUILDING AT LEASE COMMENCEMENT. Subject to TENANT'S occupancy for rack installation and improvements, LANDLORD will deliver the Premises in a broom-clean condition, with the existing plumbing, electrical and HVAC systems in good working order. TENANT may have its engineers inspect the Premises, provided that LANDLORD shall not be obligated to make any changes if the equipment is in good working order.

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     33.   LANDLORD OBLIGATIONS FOR TENANT IMPROVEMENTS. At the
time of execution of this Lease by the parties, LANDLORD will pay to TENANT the sum of $110,000, which amount (or any part thereof) may be used by TENANT for such renovations to the Premises as TENANT, in its absolute discretion, shall determine to make.
TENANT shall be responsible for any such renovations, including satisfying such requirements as may be imposed with respect thereto by TENANT'S insurance carrier for the Premises.

     IN WITNESS WHEREOF, this Lease has been duly executed by and duly authorized representative of LANDLORD and TENANT effective the day and year first above written.


                                LANDLORD

Witness:                        THE SHELTON COMPANIES, a North
                                Carolina General Partnership

/s/ Ballard Norwood             BY: /s/ R. E. Shelton      (SEAL)
                                General Partner



                                TENANT

                                JONES APPAREL GROUP, INC., a
                                Pennsylvania Corporation


Attest:                         BY: /s/ Wesley R. Card     (SEAL)
(CORPORATE SEAL)                Chief Financial Officer

/s/ Gary R. Klocek
Corp. Controller

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